SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933
                             WESTBANK CORPORATION
              (Exact name of issuer as specified in its charter)


               Massachusetts						04-2830731
       (State or other jurisdiction      (I.R.S. Employer Identification
        of incorporation)		          No.)

                               225 Park Avenue
                 West Springfield, Massachusetts 01090-0149
           (Address of principal executive offices and zip code)


            1985 INCENTIVE STOCK OPTION PLAN FOR KEY EMPLOYEES,
                           AS AMENDED AND ADJUSTED
                           (Full title of the Plan)

                           John M. Lilly, Treasurer
                             Westbank Corporation
                                225 Park Avenue
                 West Springfield, Massachusetts 01090-0149
                          Telephone: (413) 747-1400
                  (Name and address of Agent for Service)


                                   Copy to:
                           W. Garth Janes, Esquire
                  Doherty, Wallace, Pillsbury and Murphy, P.C.
                        One Monarch Place, 19th Floor
                    Main Street, Springfield, MA 01144-1002

                         CALCULATION OF REGISTRATION FEE


				          Proposed	   Proposed
 Title of			      Maximum	  Maximum
Securities        Amount    Offering	   Aggregate	    Amount of
  to be           to be     Price per    Offering    Registration
Registered      Registered  Share        Price            Fee
---------------------------------------------------------------
Common Stock	    200,000
$2 Par Value	    Shares	    $13.875	   $2,775,000      $818.63

                                  PROSPECTUS

                            WESTBANK CORPORATION
                               (the "Company")

               200,000 Shares of Common Stock, $2.00 par value,
               offered pursuant to the Company's 1985 Incentive
                Stock Option Plan for Key Employees, as amended
                           and adjusted (the "Plan").

The Company is offering or may offer a maximum of 200,000 shares (subject to adjustment in certain circumstances) of its Common Stock, $2.00 par value (the "Common Stock"), to officers and employees of the Company and its subsidiaries, as defined in the Plan (the "Subsidiaries"), who have been or may be in the future granted options to purchase such shares pursuant to the Plan. Such offers are or will be made at the prices and on the terms and conditions contained in the respective stock option agreements entered into or to be entered into with each optionee (the "Agreements").

Employees who purchase shares under the Plan will be free to re-offer or resell those shares without restriction, except for those employees who are Affiliates of the Company. Affiliates may not resell such shares under this Prospectus; they may resell only under a prospectus that is part of an appropriate effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or in compliance with Rule 144 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the 1933 Act, or otherwise pursuant to an available exemption from registration. In general, Affiliates are persons with power to manage and direct the policies of the Company, such as its executive officers and directors, and certain relatives of such persons. Each employee who may be an Affiliate should, prior to reselling or re-offering any option shares, consult counsel to determine whether he or she may be subject to any of the foregoing restrictions.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
     THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE
   	    SECURITIES COMMISSION NOR HAS THE SECURITIES AND
        		EXCHANGE COMMISSION OR ANY STATE SECURITIES
   	    	   COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS.  ANY
                REPRESENTATION TO THE CONTRARY
                      IS A CRIMINAL OFFENSE

The date of this Prospectus is May 28, 1998

No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering made by this Prospectus; and any information or representations not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which this Prospectus relates in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                           TABLE OF CONTENTS
                                						        				Page
	Additional Information						                        3
	Incorporation by Reference					                     4
	The Company				        			                          5
	The Plan									                                   5
	Description of the Company's Common Stock          10
	Experts                                            13
	Legal Opinion								                              13

                         ADDITIONAL INFORMATION

The Company has filed with the Commission, Washington, D.C., a Registration Statement on Form S-8 under the 1933 Act relating to the shares of Common Stock offered hereby. For further information, reference is made to the Registration Statement, including the Exhibits filed as part thereof. Statements contained in this Prospectus as to the provisions of the Plan and the Agreements are not complete and in each instance reference is made to the Plan and the Agreements.

The Company is subject to informational requirements under Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Reports and other information concerning the Company can be inspected without charge and copied upon payment of prescribed rates at the public reference facilities maintained by the Commission at its offices at 450 Fifth Street, N.W., Washington, D.C. 20549; as well as at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, NY 10048. Additional updating information with respect to the securities and Plan described herein may be provided in the future to Plan participants by means of appendices to the Prospectus.

                      INCORPORATION BY REFERENCE

The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

	1. The Company's Quarterly Report or Form 10-Q for the quarter ended March 31, 1998.

	2.  The Company's Annual Report on Form 10-K for the year ended
December 31, 1997.

	3. The Company's Proxy Statement dated March 12, 1998 for the Annual Meeting of Shareholders held on April 15, 1998.

Documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14, and 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all the securities offered by this Prospectus have been sold or which deregisters all of the securities remaining unsold shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other document which also is incorporated herein by reference modifies or replaces such statement. Any such statement as modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

The Company has delivered or caused to be delivered with this Prospectus to each employee to whom this Prospectus is sent or given a copy of the Company's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Company will promptly furnish without charge a copy of such report upon the written request of the employee.

THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCED UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN). SUCH REQUESTS SHOULD BE DIRECTED TO JOHN M. LILLY, TREASURER, WESTBANK CORPORATION, 225 PARK AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01090-0149.

                 INFORMATION REQUIRED IN THE PROSPECTUS

                              THE COMPANY

The Company, a Massachusetts corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The company was incorporated in 1983 and became a bank holding company through the acquisition of all of the common stock of Park West Bank and Trust Company on July 2, 1984. On February 20, 1987, the Company acquired all of the common stock of Chicopee Cooperative Bank. The Company's principal executive office is located at 225 Park Avenue, West Springfield, Massachusetts 01090-0149. Its telephone number is (413) 747-1400.

                                THE PLAN

Adoption and Adjustment; Termination

In February, 1985, the Board of Directors of the company (the
"Board") unanimously adopted the Plan, subject to the approval of the shareholders of the Company, which approval was obtained at the Annual Meeting of Shareholders in April, 1985.

On May 20, 1992, the Board unanimously amended the Plan to provide that all previous unexercised stock options would be canceled and that new stock options would be granted at the then current market price.

In February, 1994, the Board adopted an amendment to the Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares, subject to the approval of the shareholders of the Company, which approval was obtained at the Annual Meeting of Shareholders in April, 1994. As of the date of this Prospectus, the total number of shares reserved for issuance under the Plan is 340,617 shares.

In accordance with the terms of the Plan, no Options have been granted under the Plan since February, 1995 and no additional
Options may be granted under the Plan in the future.

As of the date of this Prospectus, options to purchase 47,810 shares of Common Stock are outstanding under the Plan.

Nature and Purpose of the Plan

Subject to certain limitations, the Plan authorizes the grant of incentive stock options (the "Options") to purchase shares of Common Stock to officers and employees of the Company and its Subsidiaries.

The purpose of the Plan is to provide an incentive to certain employees of the Company and its Subsidiaries to improve the operations of the Company and its Subsidiaries and to offer inducements to such employees to accept and continue employment with the Company and its Subsidiaries.

Administration

The Plan provides that it is to be administered by the Board. Under the Plan, the members of the Board who are not employees of the Company and its Subsidiaries are not eligible to receive Options.
The present members of the Board are:

                     				            					 Relationship with
      Name       			    Address	        	     the Company

Roland O. Archambault	  55 Tolpa Circle		           Director
                  				  Chicopee, MA 01020

Mark A. Beauregard	     33 Ashton Lane		            Director
				                    South Hadley, MA 01075

David R. Chamberland	   24 Shady Brook Lane	        Director
	         			           West Springfield, MA 01089

Donald R. Chase	        39 Timber Ridge Road        Director
				                    West Springfield, MA 01089  President
	                             								              Chief
                                                    Executive
										                                          Officer

Leroy F. Jarrett	       807 Riverview Drive  	      Director
				                    Chatham, MA 01020

Ernest N. Laflamme, Jr.	865 Montgomery Street	      Director
					                   Chicopee, MA 01020	      	  Vice Chairman
                         						                			  of the Board

Paul J. McKenna, D.M.D.	231 Park Drive			           Director
					                   Longmeadow, MA 01106

Robert J. Perlak	    	  38 Brouillard Drive	     	  Director
					                   Chicopee, MA 01013		        Clerk

George R. Sullivan	  	  190 Knollwood Drive     		  Director
 						                 Longmeadow, MA  01106

James E. Tremble	       41 Farmington Avenue	       Director
					                   Longmeadow, MA 01106

Alfred C. Whitaker		    1060 Morgan Road		          Director
	             				      West Springfield, MA 01089  Chairman of
										                                          the Board
										                                          Assistant Clerk


Members of the Board are elected for three year terms by the shareholders and are subject to removal in accordance with the Articles of Organization and By-Laws of the Company.

Within the limits set by the Plan, the Board has discretion to determine the individuals to whom Options will be granted, the number of shares subject to each Option, the date or dates at which Options will be granted, and the manner in which such Options may be exercised. In selecting the officers and employees of the Company and its Subsidiaries to whom Options are granted, the Board takes into account the nature of the services rendered or to be rendered by such persons, their potential contributions to the success of the Company and Subsidiaries and such other factors as the Board shall deem relevant.

Eligibility and Extent of Participation

Options may be granted under the Plan for such number of shares of Common Stock and to such officers and employees as the Board may from time to time determine. An optionee may be granted more than one Option. As of the date of this Prospectus, approximately 14 employees held Options under the Plan.

Under the Plan, as it was amended by the Board of Directors on February 12, 1987 to reflect changes required by the Tax Reform Act of 1986, the aggregate fair market value (determined at the date of grant) of shares with respect to which any individual options are exercisable for the first time during any calendar year may not exceed $100,000.

Shares Subject to the Plan

The Plan, as amended and adjusted, authorizes the grant of Options covering shares of Common Stock (subject to further adjustment in certain circumstances). If Options granted under the Plan expire or terminate without having been exercised in full, new Options may be granted in their place. The number of shares that may be made subject to Options under the Plan, as well as the number of shares subject to Options that have already been granted and the price per share are subject to adjustment in certain circumstances such as stock dividends, stock splits, recapitalizations, and other similar events.

Option Price

The purchase price of the shares subject to Options under the Plan is the fair market value of the Common Stock on the date the Option is granted. Fair market value is determined by the Board in good faith.

The full purchase price for each share purchased on the exercise of an Option under the Plan is payable in cash at the time of exercise.

Option Periods

Options granted under the Plan will expire ten years after they are granted, or on such earlier date as may be fixed by the Board, unless earlier terminated in the event of death of the optionee or termination of his employment, as described below. For Options granted after December 31, 1986, the rule governing the exercise sequence of Options has been repealed by the Tax Reform Act of 1986. Thus, Options granted after December 31, 1986 which have not expired may be exercised in any sequence.

Termination of Employment, Death and Non-Assignability

Options are not assignable but may be transferred by will or by the laws of descent and distribution, and during the optionee's lifetime are exercisable only by the optionee.

Options terminate no later than three months after termination of the optionee's employment with the Company and its Subsidiaries. However, if an optionee's employment terminates by reason of voluntary retirement due to permanent and total disability, the optionee may exercise outstanding Options within a period of twelve months after such termination. If an optionee dies prior to exercise of an Option, such Option may be exercised during the twelve month period following the date of death by the optionee's legal representative.

Sale of Shares by Officers

Generally, officers and certain relatives of such persons are considered Affiliates of the Company, and, as such, may not resell such shares under this Prospectus; they may resell only under a Prospectus that is part of an appropriate effective registration statement under the 1933 Act, or in compliance with Rule 144 of the Rules and Regulations of the Commission promulgated under the 1933 Act, or otherwise pursuant to an available exemption from registration.

General

The Board is authorized to interpret the Plan, prescribe rules and regulations related to the Plan, and make all other determinations necessary or advisable for its administration. The Board may at any time terminate the Plan or amend it as the Board deems advisable. However, except as described under "Shares Subject to the Plan," the Board may not, without further approval of the stockholders, amend the Plan so as to increase the number of shares of Common Stock as to which Options may be granted, increase the total number of shares which may be acquired by an employee pursuant to Options, or extend the period during which an Option may be granted or exercised. In addition, the Board may not amend the Plan so as to adversely affect the rights of an optionee, without the consent of the individual involved.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and adjusted.

Taxation

The Plan is not qualified under Section 401 of the Internal Revenue Code (the "Code"). Options are intended to qualify for treatment under Section 422 of the Code. The following discussion of the federal income tax consequences of the granting and exercise of Options, and the sale of Common Stock acquired on the exercise of Options, is based on an analysis of the Code as in effect on the date of this Prospectus and the rulings and regulations published thereunder before such date. The rules contained in the applicable provisions of the Code and the regulations and rulings thereunder are quite technical, so the description of federal tax consequences set forth herein is necessarily general in nature and does not purport to be complete. Optionees may also be subject to state or local income tax consequences in the jurisdictions in which they work or reside. Optionees should not rely upon this discussion for advice regarding their individual situations and are advised to seek professional individual counsel.

Optionees do not realize income at the time of grant or exercise of an Option.

Recognition of such income is postponed until the optionee disposes of the shares of Common Stock. The amount of income recognized will generally be equal to the difference between fair market value of the shares on the date of disposition and the exercise price.

The Company is entitled to a deduction for federal income tax purposes only to the extent that ordinary income is realized by the optionee as a result of a disposition prior to termination of any requisite holding period.

The excess of the fair market value of the shares on the date of exercise over the option price may, under certain circumstances, be an item of tax preference under the alternative minimum tax. If payable, the alternative minimum tax will reduce the favorable tax consequences for the employee on acquiring shares pursuant to the exercise of an Option. Because the application of the alternative minimum tax depends on the employee's overall tax situation (reflecting, in part, the amount of his taxable income and tax preference items), an employee should consult his own tax advisor to determine the course of action which would be most appropriate in his or her situation before Options are exercised.

             DESCRIPTION OF THE COMPANY'S COMMON STOCK

The Company is authorized to issue up to 9,000,000 shares of Common Stock, $2.00 par value. As of March 2, 1998, there were 3,747,121 shares of Common Stock outstanding. The Company also has authorized 100,000 shares of Preferred Stock, $5.00 par value. No shares of the Company's Preferred Stock are outstanding.

Dividend Rights

Holders of the Common Stock are entitled to receive such dividends as are declared by the Board out of funds legally available therefor.

Voting Rights

Holders of the Common Stock are entitled to one vote for each share of stock held by them.

The shares of Common Stock do not have cumulative voting rights. This means that the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect 100% of the class of directors standing for election at any meeting if they choose to do so, and in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of the Company at the meeting.

Pre-emptive Rights

The holders of the Common Stock have no pre-emptive rights.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the affairs of the Company, after payment to the holders of any shares of preferred stock then issued and outstanding of the amounts to which they are entitled, the holders of Common Stock will be entitled to receive pro rata any assets distributable to shareholders with respect to shares held by them.

Election of Directors

Under both the Articles of Organization and the By-Laws of the Company, the Board of Directors is divided into three approximately equal classes designated, respectively, Class 1, Class 2 and Class
3. Each Director services for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such Director was elected, or, if the Director was not elected at an annual meeting, until the end of the term of the class to which he was elected, and, in each case, until his successor is duly elected and qualified or until his earlier resignation, removal from office or death.

Other Matters

The Common Stock has no conversion rights, and is not subject to any redemption or sinking fund provisions or any further calls or assessments. The shares of Common Stock currently outstanding are, and the shares of Common Stock to be issued pursuant to the Plan will be, fully paid and non-assessable.

The Company's Articles of Organization impose certain limitations on the ability of the Company and its shareholders to recover monetary damages from the Company's Directors for breach of fiduciary duty by such Directors in their capacity as Director. Directors of the Company continue to have liability to the Company and its shareholders for monetary damages for any breach of fiduciary duty involving (i) breaches of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 61 and 62 of Chapter 156B of the Massachusetts General Laws (involving unauthorized distributions by the Company and loans to Directors or Officers) or (iv) any transaction from which the Director derived an improper personal benefit. Equitable remedies such as an injunction or recision may also continue to be available.

Extraordinary Corporate Transactions and Changes in Control

Under the Company's Articles of Organization, neither the Company nor any of its subsidiaries may be a party to any merger or consolidation, liquidation or dissolution, sale of all, substantially all or a substantial part of its assets or any reclassification or recapitalization of its stock unless one of the following conditions shall have been met: (i) the transaction has been approved by at least 75% of the total number of shares of stock of the Company entitled to vote on the matter and by at least a majority of the total number of shares of stock of the Company entitled to vote on the matter not owned by the entity other than the Company which is a party to the transaction, or any subsidiary or affiliate thereof (the "Receiving Entity"); (ii) the transaction has been approved by at least 75% of the Company's Board of Directors not affiliated with the Receiving Entity ("Unaffiliated Directors"); (iii) the transaction has been approved by a majority of the Unaffiliated Directors prior to the date on which the Receiving Entity first acquired any stock of the Company; or (iv) the transaction has been approved by the holders of at least a majority of the shares of each class of stock of the Company entitled to vote on the matter and by at least a majority of the shares of each class of Stock of the Company entitled to vote on the matter not owned by the Receiving Entity, and the aggregate of the cash and fair market value of all consideration to be paid to holders of the Company's stock is equal to the amounts determined under a formula set forth in the Company's Articles.

In addition, the Company's Articles of Organization direct the Company's Board of Directors, in evaluating such a transaction, or a tender or exchange offer, to consider (i) the social and economic effects of the transaction on the Company, its subsidiaries, their employees, depositors, customers and the communities they serve,
(ii) the business and financial condition and earnings prospects of the other party and the possible effect of such conditions upon the Company, its subsidiaries and the communities they serve, and (iii) the competence, experience and integrity of the other party and its management.

Certain acquisitions of the Company's Common Stock are subject to the provisions of Chapter 110D of the Massachusetts General Laws ("Chapter 110D") relating to "control share acquisitions". Under Chapter 110D, a vote of shareholders will be necessary to determine whether shares of common stock acquired in a control share acquisition will have voting rights. Subject to various exceptions set forth in Chapter 110D, a control share acquisition generally means an acquisition of common stock in which any person, including his associates, acquires beneficial ownership of stock which, when aggregated with all other stock of the Company owned by such person, increases his voting power to one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. Shares acquired within ninety days before or after a control share acquisition or pursuant to a plan to make a control share acquisition are deemed to be part of the control share acquisition.

                                 EXPERTS

The consolidated financial statements of the Company as of December 31, 1997 and for each of the three year periods ended December 31, 1997 incorporated by reference herein have been incorporated herein in reliance upon reports of Deloitte & Touche, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              LEGAL OPINION

Doherty, Wallace, Pillsbury and Murphy, P.C., counsel for the Company, will give its opinion as to the legality of the Common Stock being offered hereby, indicating that when sold, the Common Stock will be legally issued, fully paid and nonassessable.

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               INDEMNIFICATION OF OFFICERS AND DIRECTORS

In general, Article V, Section 9 of the Company's By-Laws provides for indemnification of each director, officer, employee or agent of the Company, any former director, officer, employee or agent of the Company, and any person who is or shall be a director, officer, employee or agent of another organization in which the Company owns shares or of which it is a creditor, against all liabilities and expenses reasonably incurred by such person in connection with, or arising out of, any action, suit or proceeding in which such person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of the Company or such other organization, except in relation to matters as to which such person shall be finally adjudged (other than by consent) in such action, suit or proceeding not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or such other organization, and, with respect to any criminal action or proceeding, only to the extent that he had no reasonable cause to believe his conduct was unlawful.

                                   EXHIBITS

See Exhibit Index.

                                 UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

	(1)	to file, during any period in which offers or sales are
        being made, a post- effective amendment to this Registration
        Statement:

		  (i)	To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

		 (ii)	To reflect in the prospectus any fact or events
                arising after the effective date of the Registration Statement (or most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

		(iii)	To include any material information with respect to
                the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

        Provided, however, that undertakings (a)(1)(i) and
        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for purposes of determining any liability under the
    Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bonafide offering thereof.

(3)	To remove from registration by means of a post-effective
    amendment any of the securities being registered which remain unsold at the consummation of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(c)	Insofar as indemnification for liabilities arising out of the
Security Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Springfield, Commonwealth of Massachusetts, May 27, 1998.

							WESTBANK CORPORATION


							By: /s/Donald R. Chase
           Donald R. Chase, President

                              POWER OF ATTORNEY

We, the undersigned Directors and Officers of Westbank Corporation, do hereby severally constitute and appoint Donald R. Chase and John
M. Lilly, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as Directors and Officers and execute any and all instruments for us in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933, as amended and adjusted, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-8 including specifically but without limitation, power and authority to sign for us or any of us, in our names in the capacities listed below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended and adjusted, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures			   	      Title				    	          Date

/s/Donald R. Chase        		President, Chief		      May 27, 1998
Donald R. Chase	      	   		Executive Officer
				         	              and Director
					                       (Principal Executive
						                      Officer)

/s/Alfred C. Whitaker  	   	Chairman of the Board	  May 27, 1998
Alfred C. Whitaker	    		   and Director



/s/John M. Lilly       		   Treasurer and Chief		   May 27, 1998
John M. Lilly				           Financial Officer
     						                 (Principal Financial
	        				               and Accounting Officer

/s/Roland O. Archambault	   Director			             May 27, 1998
Roland O. Archambault

/s/Mark A. Beauregard  		   Director		       	      May 27, 1998
Mark A. Beauregard

/s/David R. Chamberland		   Director 	         			  May 27, 1998
David R. Chamberland

/s/Leroy F. Jarrett    		   Director				            May 27, 1998
Leroy F. Jarrett

/s/Ernest N. Laflamme, Jr.  Director		          		  May 27, 1998
Ernest N. Laflamme, Jr.

/s/Paul J. McKenna     		   Director 				           May 27, 1998
Paul J. McKenna, D.M.D.

/s/Robert J. Perlak       		Director		          		  May 27, 1998
Robert J. Perlak

/s/George R. Sullivan     		Director	          			  May 27, 1998
George R. Sullivan

/s/James E. Tremble       		Director 		         		  May 27, 1998
James E. Tremble

                                 EXHIBIT INDEX


 Number			         Exhibit


  5		      Opinion of Doherty, Wallace, Pillsbury
		         and Murphy, P.C.

 23(a)	    Consent of Deloitte & Touche, LLP

 23(b)	    Consent of Doherty, Wallace, Pillsbury
		         and Murphy, P.C. (included in Exhibit 5)

 24		      Power of Attorney (included on signature
         		page hereof)

 99		      Westbank Corporation 1985 Incentive Stock
		         Option Plan for Key Employees, as Amended
	         	and Adjusted